EXHIBIT 99.1

January 14, 2005

FOR IMMEDIATE RELEASE

               MEXCO ENERGY CORPORATION ANNOUNCES ROYALTY PURCHASE

      MIDLAND, TEXAS - Mexco Energy Corporation announced today that the Company purchased for $550,000 partially developed royalty interests. The majority of the wells are located in Freestone and Limestone Counties, Texas and operated by Anadarko Petroleum, XTO, and Devon Energy. These properties contain 71 producing wells and an additional nine (9) permitted and/or drilling wells in the Cotton Valley formation. This acreage contains approximately 83 potential undeveloped locations, which are principally Cotton Valley infill wells. This purchase furthers the primary goal of the Company acquiring natural gas reserves. Previous acquisitions of partially developed royalty interests generally have provided high yield and high quality reserves at favorable fixed costs to the Company. As of March 31, 2004, approximately 17% of the Company's revenues were from royalty interests.


Contact:

Tammy L. McComic, Vice President of Finance
Mexco Energy Corporation
(432) 682-1119